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EXHIBIT 10.12

                             GENOMETRIX INCORPORATED

                       NOTE AND WARRANT PURCHASE AGREEMENT

                                                    Dated as of January 24, 1996

Genometrix Incorporated
4800 Research Forest Drive
The Woodlands, TX  77381

Gentlemen:

     1. SUBSCRIPTION. On the Closing Date (as defined herein), PALMETTO PARTNERS, LTD. (the "Purchaser") hereby agrees to purchase from Genometrix Incorporated (the "Company") a Convertible Note, in the form attached hereto as EXHIBIT A (the "Convertible Note"), in the principal amount of $90,000, at a purchase price equal to the principal amount thereof, to be issued in the name of the Purchaser, and a warrant, in the form attached hereto as EXHIBIT B (the "Warrant"), at a purchase price of $90.00 to be issued in the name of the Purchaser. In addition, the Purchaser agrees to loan up to an additional $180,000, pursuant to the terms and conditions set forth herein and the form of Convertible Note attached hereto as EXHIBIT A, at any time and from time to time during the period ending on the fifth anniversary of this Agreement, at the option of the Company, in principal amounts of $45,000 or any multiple thereof, upon five days prior written request from the Company to the Purchaser. Each such additional loan shall occur on such date as the Company shall designate in such request, subject to the provisions of Section 9. Upon each additional loan, the Company shall deliver a Convertible Note in the principal amount hereof in the form of Convertible Note attached hereto as EXHIBIT A and a Warrant in the form of Warrant attached hereto as EXHIBIT B, upon payment therefor of an amount equal to one one-thousandth (1/1000) of the principal amount of the Convertible Note evidencing such additional loan. This Note and Warrant Agreement is being entered into contemporaneously with a Note and Warrant Purchase Agreement with Donald R. Kendall, Jr. and Dianne S. Kendall, as Joint Tenants with Right of Survivorship in connection with their purchase of a convertible note on substantially similar terms in the principal amount of $10,000 and a warrant on substantially similar terms and their agreement to loan to the Company up to an additional $20,000 (the "Kendall Agreement"). Any such request must be contemporaneous with a request under the Kendall Agreement for $5,000 or a corresponding multiple thereof.

     2. CLOSING DATE AND PAYMENT. The date for the purchase and sale of the Convertible Note and the Warrant by the Company and the Purchaser hereunder shall be as of January 24, 1996 (the "Closing Date"), the date upon which the first advances hereunder were made. Subject to the terms and conditions contained in this Agreement, the Purchaser shall deliver to the Company by check or by wire transfer $90,000 in exchange for the Convertible Note and $90 in exchange for the Warrant.


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     3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants, as of the date hereof as follows:

          (a) Neither the sale of the Convertible Notes or of the Warrants nor the issuance of the shares of capital stock or other securities upon conversion or exercise thereof or upon conversion, if applicable, of such securities (collectively, such shares are referred to herein as the "Conversion Securities") has been nor will be registered under the Securities Act of 1933, as amended or any successor statute (the "Securities Act"), or any state securities laws. The Purchaser understands that the offering and sale of the Convertible Notes and Warrants is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Section 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder;

          (b) The Purchaser is acquiring the Convertible Notes and Warrants solely for its own account for investment and not with a view to resale or distribution and has no present intention of transferring the Convertible Notes or Warrants to any other person or entity;

          (c) The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act;

          (d) The Purchaser is a sophisticated investor and has such knowledge and experience in financial, tax, business matters, securities and investments including, without limitation, experience in investments by actual participation, so as to enable it to utilize the information made available to it in connection with the offering of the Convertible Notes and Warrants, to evaluate the merits and risks of an investment in the Convertible Notes and Warrants and to make an informed investment decision with respect thereto;

          (e) The Purchaser was not formed for the specific purpose of acquiring the Convertible Notes and Warrants. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized and the Agreement is a valid and legally binding agreement of the Purchaser;

          (f) The Purchaser has received all documents requested by the Purchaser and has reviewed them and believes it is well-informed about the Company;

          (g) The Purchaser acknowledges that neither the Securities and Exchange Commission nor any state securities commission has approved the Convertible Notes or the Warrants or any of the Conversion Securities or passed upon or endorsed the merits of the offering;

          (h)  The Purchaser is aware that an investment in the Convertible
     Notes


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     involves a number of very significant risks and has read and considered the matters set forth under the caption "Risk Factors" attached hereto, and, in particular, acknowledges that the Company is in the development stage, has no products or services, and has not commenced significant operations other than research;

          (i) The Purchaser must bear the economic risk of the investment indefinitely because none of the Convertible Notes, Warrants or Conversion Securities have been registered under applicable securities laws and therefore, none of the Convertible Notes, Warrants or Conversion Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available. The Purchaser will not sell any of the Convertible Notes, Warrants or Conversion Securities without registration under applicable securities laws or exemptions therefrom. Legends shall be placed on the Convertible Notes, Warrants and Conversion Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and of the resulting limitations on transfer and that appropriate notations thereof will be made in the Company's books and stock transfer records;

          (j) The aggregate purchase price of the Convertible Notes and Warrants does not exceed twenty percent (20%) of the Purchaser's net worth;

          (k) The Purchaser has taken no action which would give rise to any claim by any person for brokerage commission, finders' fees or the like relating to this Agreement or the transactions contemplated hereby;

          (l) The Purchaser represents to the Company that the information contained herein is accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of the Convertible Notes, Warrants and Conversion Securities; and

          (m) The Purchaser acknowledges that any projections and estimates provided to the Purchaser are based on assumptions about the conditions and courses of action that the Company believes are reasonable, that projections and estimates based on a set of different conditions and courses of action could differ substantially from the accompanying projections and estimates, that unanticipated events and circumstances may occur subsequent to the date that the projections and estimates were completed, and that therefore the actual results achieved during the projection and estimation period will vary from the projections and estimates and the variations may be material.


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     4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and agrees as follows:

          (a) ORGANIZATION, STANDING AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which failure to so qualify would materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Company. Except as set forth on SCHEDULE A, the Company does not own and has not ever owned (directly or indirectly) any equity or other similar ownership interest in any corporation, partnership, joint venture, association or other entity or organization. Copies of the Company's Certificate of Incorporation, Bylaws and resolutions adopted by the stockholders and directors of the Company authorizing the transactions contemplated by this Agreement, as set forth in EXHIBIT C are true, correct and complete copies thereof, have not been amended or modified in any way, have not been rescinded and are in full force and effect on the date hereof.

          (b) CORPORATE AUTHORITY; ENFORCEABILITY. The Company has full right, power and authority to issue and sell the Convertible Notes and Warrants as herein contemplated and the Company has full power and authority to enter into and perform its obligations under this Agreement, the Convertible Notes and the Warrants. The execution and delivery of this Agreement, the Convertible Notes and the Warrants by the Company and the consummation of the transactions contemplated herein and therein have been duly authorized and approved by all requisite corporate action. The execution, delivery and performance of this Agreement, the Convertible Notes and the Warrants by the Company have been duly authorized and each of the Agreement, the Convertible Notes and Warrants is a valid and legally binding agreement of the Company.

          (c) CONFLICTS. Neither the authorization, execution and delivery of this Agreement, the Convertible Notes or the Warrants nor the consummation of the transactions herein and therein contemplated, will (i) conflict with or result in a breach of any of the terms of the Company's charter or Bylaws (ii) violate any judgment, order, injunction, decree or award of any court or governmental body against or binding on the Company or to which its property is subject, (iii) violate any law or regulation of any jurisdiction which is applicable to the Company, or (iv) violate, conflict with or result in the breach or termination of, or constitute a default under, the terms of any material agreement to which the Company is a party.

          (d) Capitalization. The total authorized capital stock of the Company consists of 3,000 shares of Common Stock, $.01 par value per share (the "Common Stock") of which 95 shares are issued and outstanding. All of the outstanding shares of Common Stock


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     have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth on SCHEDULE A and pursuant to the Kendall Agreement, there are no options, warrants or rights to purchase shares of Common Stock or other securities (as defined herein) of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities. Except as set forth on SCHEDULE A, the Company is under no obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its outstanding securities. Unless the context otherwise requires, as used herein, the term "securities" and "security" shall have the meaning given such term in the Securities Act.

          (e) LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending, or, to the best knowledge of the Company, threatened against the Company which, if adversely determined, could materially and adversely affect the business, assets, operations or condition, financial or otherwise, of the Company.

          (f) COMPLIANCE WITH LAWS. To the Company's knowledge, the Company is not in violation of any statute, law, rule or regulation, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, except for such violations or defaults which do not materially and adversely affect the business, assets, operations or condition, financial or otherwise, of the Company.

          (g) GOVERNMENTAL CONSENTS. Subject to the accuracy of the representations and warranties of the Purchaser set forth herein, no registration or filing with, or consent or approval of or other action by, any Federal, state or other government agency under laws and regulations thereof as now in effect is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Convertible Notes or the Warrants and the issuance, sale and delivery of the Convertible Notes and Warrants, other than the filing of a Form D with the Securities and Exchange Commission and the filings required by state securities law (all of which filings have been made by the Company or will be made within the period of time required by such securities laws).

          (h) CHARACTERISTICS OF SECURITIES. The stockholders of the Company have no preemptive rights or other purchase rights with respect to the sale of the Convertible Notes or Warrants or except as set forth on SCHEDULE A, the issuance or sale of any other securities of the Company previously issued or to be issued in the future.

          (i) DIRECTORS AND OFFICERS; STOCKHOLDERS. A true and correct list of the directors and officers of the Company, all of whom have been duly and properly elected to the positions set forth opposite their respective names, is attached hereto as SCHEDULE B. A true and correct list of the record holders of all securities of the Company, setting forth their names, addresses and number and kind of securities held by each, is attached hereto


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     as SCHEDULE C. Except as set forth on SCHEDULE A, to the knowledge of the
     Company, there exists no voting trust, voting agreement or other similar arrangement among any of the beneficial holders of the Company's securities.

          (j) OBLIGATIONS BETWEEN CERTAIN PERSONS AND THE COMPANY. Except as set forth in SCHEDULE A, the Company does not have any direct or indirect obligation or liability to any person listed in SCHEDULE B or C or to any affiliate (as defined herein) of any such person. As used herein, the term "affiliate" shall have the meaning given such term under the Securities Act.

          (k)  FINANCIAL POSITION.

               (i) The Company has delivered to the Purchaser the financial statements (the "Financial Statements") which are annexed hereto as SCHEDULE D. The Financial Statements (A) present fairly the financial condition of the Company as of their respective dates and results of operations for the periods then ended, (B) are in accordance with the books and records of the Company and (C) were prepared in accordance with generally accepted accounting principles consistently applied except that footnote disclosures contemplated by generally accepted accounting principles are not provided.

               (ii) At the date of the most recent balance sheet (the "Balance Sheet") contained in the Financial Statements, (A) the Company had no liabilities of any nature (matured or unmatured, fixed or contingent) required by generally accepted accounting principles to be provided for in the Balance Sheet or described in the notes thereto which were not provided for in the Balance Sheet or described in the notes thereto and (B) all reserves established by the Company and set forth in the Balance Sheet were adequate for the purposes for which they were established.

               (iii) Except as set forth on SCHEDULE A and as contemplated by the Kendall Agreement, since the date of the Balance Sheet:

                    (A) the Company has not entered into any transaction which was not in the ordinary course of its business,

                    (B) there has been no material adverse change in the condition (financial or otherwise) of the Company,

                    (C) the Company has not declared or paid any dividend or made any distribution on its securities, redeemed, purchased or otherwise acquired any of its securities, granted any options to purchase any securities or issued any securities,


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                    (D)  the Company has not increased the compensation of any of its officers or the rate of pay of its employees as a group, by more than five percent (5%) over the prior year's compensation,

                    (E) there has been no borrowing by the Company or agreement to borrow or change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any properties of the Company,

                    (F) there have been no loans made by the Company to its shareholders, employees, officers, directors or any affiliate thereof other than travel advances and office advances made in the ordinary course of business,

                    (G) there has not been any payment of any obligation or liability other than current liabilities paid in the ordinary course of business,

                    (H) there has been no sale, assignment or transfer of any tangible asset of the Company except in the ordinary course of business and no sale, assignment or transfer of any patent, trademark, trade secret or other intangible asset of the Company,

                    (I) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) which may have a material adverse effect on the business or operations of the Company,

                    (J) the Company has not received notice that there has been a loss to, nor cancellation of a material order by, any customer of the Company, and

                    (K) there has been no resignation or termination of employment of any officer or employee of the Company.

               (iv) The Company has good and marketable title to the properties and assets purported to be owned by it and such properties and assets are not subject to any liens, mortgages, pledges, encumbrances or charges of any kind except liens for current taxes and assessments not delinquent or those which are not material in scope or amount and do not materially interfere with the conduct of the Company's business.

          (l) MATERIAL CONTRACTS. SCHEDULE E contains a true and complete list of all contracts, agreements, commitments or undertakings of any nature, written or oral, of the


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     Company each of which involves future payments, performance of services or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $10,000 or which otherwise is material to the business or prospects of the Company (other than the Kendall Agreement) (collectively, the "Material Contracts"). All of the Material Contracts of the Company are in full force and effect and the Company has fully performed all of its obligations thereunder. To the Company's knowledge, no party to a Material Contract has made a claim to the effect that the Company has failed to perform an obligation thereunder. There is no known plan, intention or indication of any contracting party to a Material Contract to cause the termination, cancellation or modification of such Material Contract or to reduce or otherwise change its activity thereunder so as to adversely affect the benefits derived or expected to be derived therefrom by the Company. Except as more particularly described in Schedule E, the Company does not now have in effect any bonus, profit sharing, pension, deferred compensation or similar plan or agreement for the benefit of any of its employees. The Company is neither a party to, nor bound by, any contract, agreement, commitment or restriction which obligates the Company to perform services or to produce products unprofitably, provided, however, that no representation is made that the Company's performance of its obligations under the License Agreement and the Collaboration Agreement (each as defined on SCHEDULE E) will be profitable to the Company. All nonmaterial contracts of the Company do not in the aggregate represent a material portion of the liabilities of the Company.

          (m)  LICENSES, PATENTS, TRADEMARKS.

               (i) SCHEDULE F contains a list of all licenses, patents, copyrights, trade names and trademarks (including applications therefor) owned by the Company. To the Company's knowledge, the Company owns, free and clear of all liens and encumbrances, all the licenses, patents, copyrights, trade names, trademarks, trade secrets and processes necessary for the conduct of its business as presently conducted and as presently proposed to be conducted and except as described in SCHEDULE F, has the unrestricted right to use the foregoing without the payment of any royalty. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets and other technical information. Each current and former employee and consultant of the Company who is or was involved in research, development or technological matters has executed an agreement pursuant to which each such employee and consultant has agreed that they have no ownership or other interest in any patents, inventions or other proprietary processes created by them in the course of their employment by or consultation to the Company.

               (ii) To the Company's knowledge, no person has asserted a claim that the Company has infringed any patent, trade secret, copyright, trade name or trademark. To the Company's knowledge, the Company does not, and will not


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          under its proposed plan of business, operate to conflict with, infringe, override or interfere with the rights of any other person in any license, patent, trade name, trademark, trade secret or process or rights pertaining thereto.

               (iii) All rights to processes, systems, patents and techniques used by the Company which were developed by any employee of or consultant to the Company in the course of providing services to the Company have been duly and validly assigned to the Company.

          (n) EXISTENCE OF DEFAULTS. The Company is not in default of any of its material obligations, and no event has occurred and is continuing under the provisions of any instrument, document or agreement which, with the lapse of time or the giving of notice or both, would constitute a default thereunder.

          (o) TAX RETURNS AND PAYMENTS. All tax returns and reports required to be filed with respect to the Company have been duly filed and all taxes shown to be due and payable on such returns and reports, and all tax assessments, have been paid or provision has been made therefor. The Company has paid all taxes which it is obligated to withhold from amounts owing to any employee. The Company does not know of any proposed assessment for additional taxes or of any basis therefor.

          (p) FINDER OR BROKER. Neither the Company nor any person acting on behalf of the Company has negotiated with any finder, broker, intermediary or any similar person in connection with the transactions contemplated herein. The Company will indemnify the Purchaser and hold it harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based upon any agreement, arrangement or understanding made by or on behalf of the Company.

          (q) CONFLICTING INTEREST. Except as set forth on SCHEDULE A, no officer, director or stockholder of the Company has any interest in any corporation, partnership or other entity engaged in a business which is in competition with that of the Company or which is a supplier of products to the Company or has any contract with the Company.

          (r)  EMPLOYEES AND CONSULTANTS.

               (i) To the knowledge of the Company, no employee or consultant of the Company is in violation of any term of any employment or consulting contract, patent disclosure agreement or any other contract or agreement relating to the right of any such employee or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or for any other reason, and to the knowledge of the Company, the continued employment or engagement by the Company of its present employees or consultants will not result in any violations.


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               (ii) The Company has nine (9) employees.

               (iii) The Company is not aware that any officer, director, executive or key employee of the Company or any group of employees of the Company has any plan or intention of terminating employment or association with the Company.

          (s) TRUTH AND COMPLETENESS OF REPRESENTATIONS AND WARRANTIES. Neither this Agreement nor any exhibit or schedule to this Agreement, or schedule or document furnished by the Company or its officers in connection with the transactions contemplated herein contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading; and there is no fact specific to the Company which materially and adversely affects the business, prospects, affairs, operations or condition, financial or otherwise, of the Company which has not been disclosed to the Purchaser (other than information about the healthcare, pharmaceutical, biotechnology, computer or microelectronic industry in general or general economic conditions which information is generally available to the public) by the Company. The foregoing representation is not intended to include facts pertaining generally to the industries the Company intends to operate within, general economic, political or regulatory conditions or facts generally applicable to start-up companies. The projections and estimates provided to the Purchaser were prepared in good faith and with a good faith belief in the reasonableness of the assumptions on which the projections and estimates were based, but the Company makes no other representation or warranty with respect to such projections or estimates in any manner. The representations and warranties of the Company are complete and accurate in all material respects.

          As used in this Section 4, "knowledge," "know" or "known," when referring to the Company, shall refer to the knowledge of officers and directors of the Company, but shall not include inquiry of other persons or entities.

     5. AFFIRMATIVE COVENANTS OF THE COMPANY. From and after the Closing Date and until the Conversion Date (as defined in the Convertible Notes), unless it receives the prior written consent of the Purchaser to act to the contrary, the Company shall comply with the covenants contained in this Section 5 so long as there remains outstanding the Convertible Note. For purposes of this Section, the term "Company" shall be deemed to include, in addition to the Company, all Subsidiaries.

          (a) FINANCIAL INFORMATION. The Company shall maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and shall set aside on its books, and cause each of its operating subsidiaries to set aside on its books, all such proper reserves as


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


     shall be required by generally accepted accounting principles. The Company shall retain independent certified public accounts of recognized national standing who shall audit the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accounts hereafter employed by the Company are terminated, the Company shall promptly thereafter notify the Purchaser and shall request the firm of independent certified public accountants whose services are terminated to deliver to the Purchase a letter of such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company shall promptly thereafter engage another such firm of independent certified public accountants of recognized national standing. In its notice to the Purchaser, the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof. The Company will furnish the following reports to the
     Purchaser:

               (i) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries (as defined below) (if any) as of the end of such fiscal year, and a consolidated statement of income and a consolidated statement of changes in financial position of the Company for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures of the previous fiscal year, all in reasonable detail including all supporting schedules and comments. If the Company has retained an auditor, such financial statements shall be accompanied by the opinion of such auditors with respect to such financial statements.

               (ii) As soon as practicable after the end of each month, and in any event within 15 days thereafter, (A) a consolidated balance sheet of the Company and its Subsidiaries (if any) as of the end of such month, and a consolidated statement of income, shareholder's equity and cash flow for each month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and (B) a letter from the chief executive officer of the Company reporting on the Company's operations, describing significant events or circumstances affecting operations and containing such other matters as are reasonably requested by the Purchaser.

          (b)  ADDITIONAL INFORMATION. The Company will furnish to the
               Purchaser:

               (i) Concurrently with the delivery of each of the financial statements referred to in Section 5(a) above, a certificate executed by the president or chief financial officer of the Company stating that neither the Company nor any of its Subsidiaries is in default under its certificate of incorporation, its by-laws, this Agreement, the Convertible Notes, the Warrants or any other material agreements to which it is a party or to which it or any of its properties is subject;


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


               (ii) Promptly following receipt thereof, any letters furnished to the Company by its independent public accountants which comment on the accounting practices of the Company;

               (iii) Promptly (but in any event within five days) after the discovery of any material adverse event or circumstance affecting the Company including, but not limited to, the filing of any material litigation against the Company or any Subsidiary and the discovery that the Company is not, or with the passage of time will not be, in compliance with any provision of this Agreement, the Convertible Notes, the Warrants, its Certificate of Incorporation or any other material agreement of the Company, a notice specifying the nature and period of existence thereof, and the actions the Company has taken and/or proposes to take with respect thereto. The Company shall furnish the Purchaser with monthly reports updating and describing any developments relating to matters described under this subparagraph
          (iii) and will promptly notify the Purchaser of any material developments or changes relating thereto. "Subsidiary" as used in this Agreement shall mean as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned by the Company, or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries;

               (iv) Promptly following the preparation thereof, copies of the minutes of proceedings (or consents) of the Company's Board of Directors and stockholders together with all written materials given to investors in connection with any meeting of the Board of Directors; and

               (v) With reasonable promptness, such other information and data with respect to the Company and its Subsidiaries as the Purchaser may from time to time reasonably request.

     The provisions of this Section 5(b) shall not be in limitation of any rights which the Purchaser may have with respect to the books of account and records of the Company and its subsidiaries (if any) or to inspect their properties and assets or discuss their affairs, finances and accounts, under the laws of the respective jurisdictions in which the Company and its subsidiaries (if any) are incorporated.

          (c) INSPECTION. The Purchaser shall have the right, at its expense, to visit and inspect any of the properties of the Company or any of its Subsidiaries and to discuss its affairs, finances and accounts with its officers, directors and independent public accountants, all at such reasonable times and as often as may be reasonably requested.

          (d) USE OF PROCEEDS. The Company shall use the net cash proceeds of the sale of the Convertible Notes and Warrants for working capital.

          (e) INSURANCE. The Company has in full force and effect the insurance as described on Schedule G.

          (f) COMPLIANCE WITH CERTIFICATE OF INCORPORATION, BYLAWS AND AGREEMENTS. The Company shall perform and observe all of its obligations pursuant to its Certificate of Incorporation, its Bylaws, this Agreement, the Convertible Notes, the Warrants, and the Material Contracts.

          (g) REGISTRATION OF TRANSFER. The Company shall keep at its principal office (or such place as the Company reasonably designates) a register for the registration of the outstanding securities of the Company. Upon surrender of any promissory note (including without limitation the Convertible Notes) properly endorsed for transfer, the Company shall, at the request of the holder of such security, execute and deliver a new promissory note, in exchange therefor, representing the aggregate principal amount of the surrendered notes, and the Company forthwith shall cancel such surrendered note. Each such new note shall be registered on the books of the Company in such name and shall (subject to the immediately preceding sentence) represent such principal amount of note as is requested by the holder of the surrendered note and shall be substantially identical in form to the surrendered note, subject to the restrictions stated in the legend set forth on the Convertible Notes, which legend shall be placed on, and which restrictions shall apply to, all notes issued in replacement therefor. The issuance of new notes shall be made without charge to the holders of the surrendered note or new note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance or transfer.

          (h) REPLACEMENT. The Company shall issue a new note in place of any previously issued note alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction (provided that an affidavit of a holder will be satisfactory for such purpose) and the giving of such indemnity as the Company's Board of Directors may request for the protection of the Company or any transfer agent or registrar (provided that if the holder is the Purchaser, its own indemnification agreement in form reasonably satisfactory to the Company shall under all circumstances be satisfactory, and no bond shall be required). Upon surrender of any previously issued note that has been mutilated, the Company shall issue a new note in place thereof.

          (i) MAINTENANCE OF CORPORATE EXISTENCE AND BUSINESS. The Company shall take such action as may from time to time be necessary to preserve its corporate existence, rights and franchises, maintain its properties in good repair and to comply with the laws of the United States and all states and locations in which the Company shall do business as shall be necessary to permit the Company to conduct its business, and to preserve all of its rights, franchises and privileges.

          (j) TAXES AND OTHER OBLIGATIONS. The Company shall pay and discharge all taxes, assessments, interest and installments on mortgages and governmental charges against it or against any of its properties, upon the respective dates when due, except to the extent that (a) such taxes, assessments, interest, installments and governmental charges are contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect on its financial condition or loss of any right of redemption from any sale and (b) the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect to such liabilities.

          (k) COMPLIANCE WITH LAWS. The Company shall comply with applicable laws, rules and regulations of all governmental authorities, the violation of which might have a material adverse effect upon its business or financial condition.

          (l) AGREEMENTS WITH EMPLOYEES AND CONSULTANTS. The Company shall cause all employees and consultants of the Company who may become involved in research, development or technological matters to execute an agreement pursuant to which each such employee and consultant will agree that they have no ownership or other interest in any patents, inventions or other proprietary processes created by them during their employment by or in the course of their consultation to the Company.

          (m) BOARD OF DIRECTORS VISITATION RIGHTS. The Company shall give the Purchaser prior notice of each meeting of the Board of Directors of the Company in accordance with the notice requirements applicable to the Board of Directors as set forth in the By-laws of the Company and a representative of the Purchaser shall be invited to attend as a non-voting observer all such meetings even if a representative of the Purchaser does not at the time serve as a member of the Board of Directors. The Company shall pay all normal and reasonable travel, food and lodging expenses incurred or paid by one representative of the Purchaser (whether or not such representative is on the Board of Directors) in connection with their attendance at such meetings that are held in a city other than Houston, Texas or The Woodlands, Texas. The Company shall promptly give the Purchaser copies of all materials and documents furnished to the Board of Directors in connection with such meetings.

          (n) SUBORDINATION. All Junior Indebtedness (as defined herein) incurred by the Company subsequent to the date hereof shall be subordinated to the indebtedness evidenced by the Convertible Notes in a manner that is reasonably satisfactory to the Purchaser. As used herein, the term "Junior Indebtedness" shall mean any indebtedness of the Company that is evidenced by a note or other similar instrument and that is not owed to a commercial bank or other similar financial institution.

          (o) FURTHER ASSURANCES. The Company shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to the Purchaser such further and additional instruments and documents and shall use its best efforts to cause to be taken such other action as the Purchaser reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

          (p) AVAILABILITY OF COMMON STOCK FOR CONVERSION. The Company shall, from time to time, in accordance with the laws of the State of Delaware, take such actions (within its control) as are necessary to increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all the then outstanding Convertible Notes and Warrants of the Company.

     6. NEGATIVE COVENANTS OF THE COMPANY. From and after the Closing Date and until the Conversion Date, unless it receives the prior written consent of the Purchaser to act to the contrary, the Company shall comply with the covenants contained in this Section 6 so long as the Convertible Notes remain outstanding. For purposes of this Article, the term "Company" shall be deemed to include, in addition to the Company, all Subsidiaries. Subject to the foregoing, the Company agrees as follows:

          (a) INDEBTEDNESS. The Company shall not guarantee the obligation of another person (except of wholly-owned Subsidiaries) and will not make any loan or advance to any person or entity (except wholly-owned Subsidiaries) except moving expenses, advances and similar expenditures in the ordinary course of business.

          (b) INVESTMENTS. The Company will not invest (as a shareholder, partner, lender or otherwise) in any other corporation, except a wholly owned Subsidiary; provided, however, the foregoing prohibition shall not prevent the Company from purchasing short term money market instruments.

          (c) MERGER, CONSOLIDATION, SALE OF ASSETS, ETC. The Company shall not, and shall not permit its subsidiaries (if any), to, together or alone, enter into any transaction of merger, consolidation or reorganization, or dissolve, wind up or liquidated, or convey, sell, lease, exchange, transfer or otherwise dispose of in a transaction or related series of transactions any of its respective property, business or assets having in the aggregate a fair market value of more than fifty percent (50%) of the book value of the Company's assets on a consolidated basis or permit any subsidiary of the Company whose property, business or assets satisfy the foregoing test to enter into any transaction of merger, consolidation or reorganization; provided, however, that any transaction of merger, consolidation or reorganization; notwithstanding the foregoing, (i) any subsidiary of the Company may be merged or consolidated with or into the Company or with or into any one or more wholly owned subsidiaries of the Company and (ii)( any subsidiary of the Company may sell, lease, exchange, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a wholly owned subsidiary of the Company. The provisions of this Section 6(c) are in addition to and are not limited by any of the terms of any other covenant contained herein.

          (d) PURCHASE OF CAPITAL STOCK. The Company will not directly or indirectly purchase, acquire, redeem or retire any share of its outstanding capital stock or any securities exercisable for, or convertible into, its capital stock, except of shares held by a stockholder out of proceeds of any life insurance policy on such stockholder's life.

          (e) DIVIDENDS. The Company shall not pay or declare any dividends or make other distributions upon its shares of capital stock.

          (f) SUBSIDIARIES. The Company shall not create, own or otherwise acquire or hold any Subsidiary, unless it is wholly owned by the Company.

          (g) COMPENSATION. The Company shall not pay any compensation, direct or indirect, to any person unless such compensation is reasonable in view of his or her time and efforts. Such compensation may include the issuance of stock options. No fees shall be paid any full-time employee for serving as a director of the Company.

          (h) INSIDER TRANSACTIONS. The Company shall not engage in any transaction with any of the Company's directors, officers, employees or stockholders except (i) reimbursements of reasonable moving expenses and reasonable expenses incurred in the ordinary course of business, (ii) except as disclosed in Schedule A, as provided in employment contracts which are terminable by the Company without penalty upon not more than 30 days' notice or (iii) in accordance with Subsection (g) immediately above.

          (i) NO CONFLICTING AGREEMENTS OR ACTIONS. The Company shall not enter into any agreement or make any amendment to any agreement or take any other action which would restrict or adversely affect the Company's performance of its obligations to the Purchaser under its Certificate of Incorporation, the Convertible Notes, the Warrants, its By-laws, this Agreement or any agreement referred to herein.

          (j) SUBSEQUENT OFFERINGS. The Company shall not hereafter sell, offer for sale or solicit offers to buy any securities so as to cause the offer of the Convertible Notes and Warrants to violate the Securities Act or state securities laws or jeopardize compliance by the Company under the Securities Act or state securities laws in respect of future offerings of securities. In connection with future offerings of securities of the Company, the Company will comply with all federal and state securities laws. The Company will not (i) make a public offering of any of its securities other than in a registered offering under the Securities Act, or
     (ii) grant preemptive rights to its stockholders generally in respect of future issuances of equity securities.

          (k) CONFIDENTIALITY. The Company shall not disclose any proprietary information to any person other than as shall be necessary to the conduct of the ordinary business of the Company (e.g., patent applications or research agreements with academic institutions which customarily refuse to execute confidentiality agreements) unless the Company has the written agreement of the party to whom the disclosure is made to retain the confidentiality of the Company's proprietary information and not to disclose it to others.

          (l) NO CHANGE IN BUSINESS. The Company shall not make any changes in the character of its business as presently conducted or as proposed to be conducted, or conduct its business in a manner other than in the normal and ordinary course.

     7. REGISTRATION RIGHTS AND SUBSEQUENT AGREEMENTS. If at any time prior to or on the Conversion Date, the Company grants one or more persons registration rights with respect to the registration of securities under the Securities Act, the Purchaser shall be entitled to registration rights in respect of all securities of the Company now owned or hereafter acquired by the Purchaser as comparable as possible to those rights granted by the Company to such other person(s). If at any time prior to or on the Conversion Date, different registration rights are granted by the Company to more than one person, the Purchaser shall be entitled to those rights which have been granted which the Purchaser, in its sole discretion, determines are the most favorable. The Company agrees with the Purchaser that the Purchaser will be entitled to the benefits of affirmative and negative covenants on the same terms and conditions as and together with the purchaser or purchasers in the Financing (as defined in the Convertible Notes).

     8. STAND-STILL AGREEMENT. The Purchaser agrees it will not sell, transfer or otherwise dispose of any securities of the Company during the period commencing upon the date upon which the Company files a registration statement with the Securities and Exchange Commission for the registration of any securities for sale to the public and terminating on the 180th day following the date on which the Company's registration statement with respect to its initial public offering is declared effective.

     9.   CONDITIONS TO CLOSING.

          (a) CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The Purchaser's obligation to purchase the Convertible Note and Warrant is subject to the following conditions:

               (i)  The Company's representations and warranties contained in
          Section 4 shall be true and correct on and as of the Closing Date (subject to any updated schedules provided to the Purchaser) and the Purchaser shall have received a certificate of the President of the Company with respect thereto;

               (ii) The Company shall deliver to the Purchaser an executed Convertible Note in the form attached hereto as EXHIBIT A; and

               (iii) The Company shall deliver to the Purchaser an executed Warrant in the form attached hereto as EXHIBIT B.

          (b) CONDITIONS TO THE COMPANY'S OBLIGATIONS. The Company's obligation to issue any Convertible Note and Warrant is subject to the following conditions:

               (i)  The Purchaser's representations and warranties contained in
          Section 3 shall be true and correct on and as of the Closing Date and with respect to any closing after the date hereof, the Company shall have received a certificate of the Purchaser with respect thereto; and

               (ii) The Purchaser shall have delivered to the Company the purchase price for the Convertible Note, the principal amount thereof, and $__ as the purchase price for the Warrant being purchased hereunder.

     10. PAYMENT OF LEGAL FEES. The Company shall pay the reasonable fees and expenses of counsel to the Purchaser, incurred in connection with the negotiation of this Agreement and the consummation of the transactions contemplated thereby, not to exceed an aggregate of $4,000.

     11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns including, without limitation, transferees of the Convertible Notes, Warrants or any of the Conversion Securities.

     12. AMENDMENT. The terms of this Agreement shall not be amended or modified except by a writing signed by the parties hereto.

     13. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to Company, to Genometrix Incorporated, 3608 Research Forest Drive, Suite B7, The Woodlands, TX 77381, Attn: President, or (b) if to the Purchaser, to Palmetto Partners, Ltd., 1600 Smith Street, 50th Floor, Houston, TX 77002 (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     14. ASSIGNABILITY. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, provided, however, that the rights contained in Sections 5 (other than subsection (m)), 6 and 7 may be transferred and assigned with any transfer or assignment of a Convertible Note, provided, (i) the transferee or assignee (a) agrees to be bound by Sections 8 and 16 hereof and (b) is not, in the Company's reasonable judgment, a competitor of the Company; and (ii) such transfer or assignment is made (a) in connection with a distribution to the Purchaser's beneficial owners, affiliates (as defined in the Securities Act) or its employees, provided one person is designated as the agent of the transferees or assignees for purposes of their rights hereunder and compliance with the provisions of this Agreement with respect to such agent shall be treated as compliance with respect to all such transferees or assignees and the Company or (b) to a transferee or an assignee who shall acquire Convertible Notes in their entire then outstanding aggregate principal and accrued interest amount. The Purchaser further agrees that the transfer or assignment of the Convertible Notes, the Warrants or the Conversion Securities shall be made only in accordance with all applicable laws.

     15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal law of the State of Texas without regard to its conflicts of laws principles.

     16. CONFIDENTIALITY. The Purchaser acknowledges and agrees that any information or data it has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except (i) as may be required by law or for the performance or enforcement of this Agreement, (ii) as may be required by court order or (iii) to the extent it is already publicly available, or acquired without bread by Purchaser of the terms hereof, or use other than in connection with its investment in the Company, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

     17.  MISCELLANEOUS.

          (a) This Agreement together with the Convertible Notes and the Warrants constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof, provided, however, any agreement pertaining to confidentiality is not superseded and shall remain in full force and effect and provided, further, the Note and Warrant Purchase Agreement dated July 6, 1994 between the parties is not superseded. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

          (b) The representations, warranties, covenants and agreements of the parties made in this Agreement shall survive the execution and delivery hereof and of the Convertible Notes and Warrants.

          (c) This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          (d) Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Agreement.

          (e) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

          (f) The Company acknowledges and agrees that the Purchaser has made no representation, warranty or covenant regarding Purchaser's providing of, and Purchaser has no obligation to provide, future financing of any kind, nor has Purchaser made any commitment to make loans to or to purchase any equity securities from the Company, except as expressly set forth herein.

          (g) This Agreement sets forth, reduces to writing and supersedes in all respects the statements of the parties first set forth in the term sheet styled "Genometrix Incorporated Bridge Note Financing Palmetto Partners January 24, 1996," as executed by Palmetto Partners, Ltd. and the Company, and such term sheet shall hereafter by without force or effect, having been superseded by this Agreement. This Agreement is executed as of the date set forth below, but is intended to be effective for all purposes as of _________ ___, _____.

                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, the Purchaser has executed this Agreement this , but effective for all purposes as of January 24, 1996.


                                         PALMETTO PARTNERS, LTD.

                                         By: Palmetto Capital Corporation
                                            Its General Partner


                                         By: /s/ Robert Dussler
                                             -----------------------------------


ACCEPTED AND AGREED:


GENOMETRIX INCORPORATED


By: Mitchell D. Eggers
    ------------------------------
       Mitchell D. Eggers,
       President